The Cincinnati Insurance Company  ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company  ■  The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company  ■  CFC Investment Company  ■  CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2011 Results

Cincinnati, October 27, 2011 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	$19 million, or 12 cents per share, of net income for the third quarter of 2011 compared with $156 million, or 95 cents net income per share, in the 2010 third quarter.
•	Operating income* of $20 million, or 13 cents per share, compared with operating income of $56 million, or 34 cents.
•
$137 million decrease in third-quarter 2011 net income driven by the after-tax effects of a $101 million decrease in net realized investment gains and a $34 million decrease in the contribution from property casualty underwriting operations. That contribution reflected previously announced third-quarter natural catastrophe losses totaling $60 million after taxes, up $42 million compared with the same period of 2010.

•	$29.54 book value per share at September 30, 2011, down approximately 5 percent from June 30, 2011, and down 4 percent from December 31, 2010.
•	Negative 0.5 percent value creation ratio for the first nine months of 2011, compared with 9.4 percent for the 2010 period.

Financial Highlights
(Dollars in millions except share data)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Revenue Highlights
Earned premiums	$812	$784	4	$2,367	$2,299	3
Investment income, pre-tax	130	128	2	393	388	1
Total revenues	944	1,071	(12)	2,848	2,836	0
Income Statement Data
Net income	$19	$156	(88)	$32	$251	(87)
Net realized investment gains and losses	(1)	100	nm	50	90	(44)
Operating income (loss)*	$20	$56	(64)	$(18)	$161	nm
Per Share Data (diluted)
Net income	$0.12	$0.95	(87)	$0.20	$1.53	(87)
Net realized investment gains and losses	(0.01)	0.61	nm	0.30	0.55	(45)
Operating income (loss)*	$0.13	$0.34	(62)	$(0.10)	$0.98	nm

Book value				$29.54	$30.80	(4)
Cash dividend declared	$0.4025	$0.40	1	$1.2025	$1.19	1
Weighted average shares outstanding	163,085,974	163,175,682	0	163,464,767	163,251,628	0

Insurance Operations Third-Quarter Highlights

•	110.6 percent third-quarter 2011 property casualty combined ratio, up from 103.9 percent from one year ago.
•	7 percent growth in property casualty net written premiums, up in all three of our property casualty segments.
•	$115 million third-quarter 2011 property casualty new business written premiums, up 6 percent or $6 million, driven by a $10 million increase from agencies appointed since the beginning of 2010.
•	4 cents per share contribution from life insurance to third-quarter operating income, matching the year-ago amount.

Investment and Balance Sheet Highlights

•	2 percent third-quarter 2011 growth in pre-tax investment income reflecting higher interest income from a larger base of bond investments, partially offset by depressed yields in the bond market.
•	Less than 1 percent nine-month rise in fair value of invested assets at September 30, 2011, including third-quarter 2011 bond portfolio growth of 2 percent.
•	$978 million parent company cash and marketable securities at September 30, 2011.
•	$30 million third-quarter 2011 share repurchases at an average price of $26.03 per share.

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 9).

CINF 3Q11 Earinings Release               1

Returning to Quarterly Operating Profit

Steven J. Johnston, president and chief executive officer, commented, “Cincinnati Financial’s operating income edged back into positive territory for the third quarter, dampened by catastrophe losses above our historical average third-quarter level but well below the unprecedented second-quarter 2011 level. We believe operating income is a good barometer of a property casualty insurer’s performance for a specific period, as it excludes realized capital gains and losses that are timed at our discretion and do not correlate with our underlying business performance in that period. Third-quarter comparisons of our 2011 and 2010 revenues and net income are skewed by the small capital loss realized this year versus the unusually high capital gains we harvested in last year’s third quarter, when we chose to sell a single large investment holding after its successful initial public offering.

Driving Straight through the Storm

“At the nine-month mark, our bottom-line financial results are very disappointing. Yet we remain optimistic about the course we are setting for future periods. Operationally, we count many successes that should have positive impacts on future performance. While this year’s storms have raised our activity and expense levels, we have satisfied policyholders by meeting the highest service standards in hard-hit areas such as Tuscaloosa, Joplin, Dayton and several eastern states battered by Hurricane Irene. We have supported long-term shareholder value by maintaining consistency in our reserve practices, capital management and dividend policies. And we have strengthened our independent agents’ advantages by focusing on strategic initiatives to drive efficiency and profitable growth.

“At 7 percent for the quarter and 4 percent for the nine months, our net written premium growth is all the more satisfying because premiums rose during both periods for total property casualty operations and also for each of the three property casualty segments. We continued to write new business at a good pace, including meaningful contributions from new agencies appointed in 2010 and 2011 to represent The Cincinnati Insurance Companies in new and established states. At the same time, we are careful to decline new business opportunities we consider to be underpriced.

“Renewal pricing continued to improve in our personal lines and excess and surplus lines segments. Average renewal pricing also turned slightly positive in our largest segment, commercial lines, as our recently expanded use of pricing analytics tools continue to drive targeted pricing improvements. Our agents and underwriters are enthusiastic about their increased ability, using these tools, to help align pricing decisions with risk quality and assure rate adequacy. We expect our data-driven, positive pricing trends to continue, regardless of any support that might come from changes in the competitive insurance marketplace.

“Initiatives to selectively expand our agency force and our commercial product portfolio are solidly on track. Most of our business lines are already profitable, including our largest commercial line of business, commercial casualty. Notable progress on initiatives to improve profitability in our more challenging lines of business supports our optimism. Our workers’ compensation loss ratio continued to improve in the third quarter, counter to the industry trend. While we still have a long road to travel, we have come a good distance by improving pricing accuracy, implementing direct reporting of claims, improving our medical cost containment processes and capabilities, and adding specialized field claims and loss control associates to serve workers’ compensation policyholders.

“A second challenge area, homeowners insurance, suffered this quarter and through nine months from catastrophes and non-catastrophe weather losses. We expect future benefits from current efforts to increase packaging of homeowner policies with auto policies, spread our catastrophe exposure, further refine our rate segmentation and implement targeted increases to achieve rate adequacy.

“Our excess and surplus lines operation, in its fourth year of operation, is another area of focus. Leveraging strong agency relationships to selectively write new business in a highly competitive market, this segment grew overall premiums and achieved a small underwriting profit for the third quarter and nine months. The third-quarter loss ratio improved significantly, even without the benefit from favorable reserve development.

Managing Portfolio Risk and Reward

“The 1 percent increase in nine-month pre-tax investment income was a satisfying result given the current low interest environment. Our equity investing strategy helped boost income, with the equity portfolio producing increased dividend income. With second- and third-quarter catastrophe claim payouts reducing new money available to invest, we caution that investment income growth will certainly be harder to achieve in the coming quarters.

“While the fair value of our total invested assets was slightly increased in 2011 through September 30, pre-tax unrealized gains in our equity portfolio were down 37 percent to $477 million on that date. Our equity portfolio is diversified by sector and issue; however, broad market drops or spikes can affect it. We have a substantial capital cushion and a buy-and-hold investment philosophy, and we monitor market variability to assure that we are balancing the risk and reward of equity investing within established tolerances. At September 30, our diversified bond portfolio, with its generally-laddered maturity profile, provided 132 percent coverage for our insurance liabilities.

“Our book value lost only 4 percent of its year-end 2010 value at September 30 of this year, although equity markets are under pressure and 2011 is on track to have double the catastrophe losses of any previous year in our 60-year history. We believe we are in position to restore and add to that value over the coming quarters, as we drive further progress on operational initiatives that have us headed in the right direction.”

CINF 3Q11 Earinings Release               2

Consolidated Property Casualty Insurance Operations
(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Earned premiums	$769	$743	3	$2,244	$2,179	3
Fee revenues	1	1	0	3	3	0
Total revenues	770	744	3	2,247	2,182	3

Loss and loss expenses	609	532	14	1,898	1,560	22
Underwriting expenses	241	240	0	723	722	0
Underwriting loss	$(80)	$(28)	(186)	$(374)	$(100)	(274)

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Loss and loss expenses	79.1%	71.6%	7.5	84.6%	71.6%	13.0
Underwriting expenses	31.5	32.3	(0.8)	32.2	33.1	(0.9)
Combined ratio	110.6%	103.9%	6.7	116.8%	104.7%	12.1

			Change %			Change %
Agency renewal written premiums	$730	$677	8	$2,155	$2,044	5
Agency new business written premiums	115	109	6	334	307	9
Other written premiums	(54)	(50)	(8)	(151)	(110)	(37)
Net written premiums	$791	$736	7	$2,338	$2,241	4

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	76.3%	75.5%	0.8	75.6%	72.3%	3.3
Current accident year catastrophe losses	11.6	4.3	7.3	18.8	7.2	11.6
Prior accident years before catastrophe losses	(9.2)	(7.7)	(1.5)	(9.9)	(7.2)	(2.7)
Prior accident years catastrophe losses	0.4	(0.5)	0.9	0.1	(0.7)	0.8
Total loss and loss expenses	79.1%	71.6%	7.5	84.6%	71.6%	13.0

Current accident year combined ratio before catastrophe losses	107.8%	107.8%	0.0	107.8%	105.4%	2.4

•
$55 million or 7 percent increase in third-quarter 2011 property casualty net written premiums and nine-month growth of 4 percent. Solid growth for renewal and new business premiums was partially offset by ceded premiums to reinstate property catastrophe reinsurance coverage, $4 million for third quarter and $42 million for nine months.

•
$6 million increase to $115 million third-quarter new business written by agencies, largely from recent-year growth initiatives, including $10 million of the increase from agencies appointed since the beginning of 2010.

•
1,298 agency relationships in 1,619 reporting locations marketing our standard market property casualty insurance products at September 30, 2011, compared with 1,245 agency relationships in 1,544 reporting locations at year-end 2010. One hundred-and-one new agencies were appointed during the first nine months of 2011.

•	6.7 and 12.1 percentage-point rise in the third-quarter and first-nine-months combined ratios primarily due to 8.2 and 12.4 point increases in natural catastrophe losses.
•
2.0 percentage-point rise over full-year 2010, to 75.6 percent, for nine-month 2011 ratio of accident year losses and loss expenses before catastrophes. Loss ratio improvements from better pricing were offset by the 1.4 point effect of reinsurance reinstatement ceded premiums and 1.3 points from higher new large losses, plus higher weather-related losses not part of an industry-designated catastrophe event.

•
8.8 percentage points third-quarter 2011 benefit from favorable prior accident year reserve development of $68 million, compared with 8.2 percent or $60 million for third-quarter 2010. 9.8 percent nine-month 2011 ratio was within the range of 2010’s nine-month ratio of 7.9 percent and full-year of 10.3 percent.

•	0.8 and 0.9 percentage-point decline in the third-quarter and nine-month underwriting expense ratios, reflecting prudent expense management and higher earned premiums.

CINF 3Q11 Earinings Release               3

The following table shows incurred catastrophe losses for 2011 and 2010.

(In millions, net of reinsurance)			Three months ended September 30,				Nine months ended September 30,
			Comm.	Pers.	E&S		Comm.	Pers.	E&S
Dates	Cause of loss	Region	lines	lines	lines	Total	lines	lines	lines	Total
2011
First quarter catastrophes			$3	$(1)	$-	$2	$23	$15	$-	$38
Second quarter catastrophes			(6)	7	-	1	147	135	-	282
Jul. 1-4	Flood, hail, tornado, wind	Midwest	3	2	-	5	3	2	-	5
Jul. 10-14	Flood, hail, tornado, wind	Midwest, West	6	7	-	13	6	7	-	13
Aug. 18-19	Flood, hail, tornado, wind	Midwest	12	1	-	13	12	1	-	13
Aug. 26-28	Flood, hurricane, tornado, wind	East	24	9	-	33	24	9	-	33
Sep. 3-6	Flood, tornado, wind	South	8	7	-	15	8	7	-	15
All other 2011 catastrophes			5	3	-	8	12	10	1	23
Development on 2010 and prior catastrophes			5	(2)	-	3	9	(7)	-	2
Calendar year incurred total			$60	$33	$-	$93	$244	$179	$1	$424

2010
First quarter catastrophes			$(1)	$(1)	$-	$(2)	$8	$2	$-	$10
Second quarter catastrophes			-	1	-	1	51	42	-	93
Jun. 30-Jul. 1	Hail, wind	West	9	3	-	12	12	4	-	16
Jul. 20-23	Flood, hail, tornado, wind	Midwest	5	4	-	9	5	4	-	9
All other 2010 catastrophes			6	5	-	11	19	11	-	30
Development on 2009 and prior catastrophes			(2)	(1)	-	(3)	(12)	(4)	-	(16)
Calendar year incurred total			$17	$11	$-	$28	$83	$59	$-	$142

CINF 3Q11 Earinings Release               4

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Earned premiums	$557	$547	2	$1,630	$1,608	1
Fee revenues	1	1	0	2	2	0
Total revenues	558	548	2	1,632	1,610	1

Loss and loss expenses	429	387	11	1,286	1,118	15
Underwriting expenses	173	179	(3)	539	529	2
Underwriting loss	$(44)	$(18)	(144)	$(193)	$(37)	(422)

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Loss and loss expenses	76.8%	70.7%	6.1	78.8%	69.5%	9.3
Underwriting expenses	31.1	32.7	(1.6)	33.1	32.9	0.2
Combined ratio	107.9%	103.4%	4.5	111.9%	102.4%	9.5

			Change %			Change %
Agency renewal written premiums	$507	$479	6	$1,549	$1,504	3
Agency new business written premiums	81	74	9	233	213	9
Other written premiums	(41)	(42)	2	(110)	(86)	(28)
Net written premiums	$547	$511	7	$1,672	$1,631	3

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	76.5%	76.6%	(0.1)	75.7%	73.1%	2.6
Current accident year catastrophe losses	9.9	3.5	6.4	14.4	5.9	8.5
Prior accident years before catastrophe losses	(10.4)	(9.1)	(1.3)	(11.8)	(8.8)	(3.0)
Prior accident years catastrophe losses	0.8	(0.3)	1.1	0.5	(0.7)	1.2
Total loss and loss expenses	76.8%	70.7%	6.1	78.8%	69.5%	9.3

Current accident year combined ratio before catastrophe losses	107.6%	109.3%	(1.7)	108.8%	106.0%	2.8

•
$36 million or 7 percent increase in third-quarter 2011 commercial lines net written premiums, reflecting growth in both renewal and new business written premiums. 3 percent increase in nine-month net written premiums also driven by renewal and new business premium growth, with a larger offsetting effect from second-quarter ceded premiums to reinstate property catastrophe reinsurance.

•
$28 million and $45 million increases in third quarter and nine-month renewal written premiums largely reflected the effects of slowly improving economic conditions on insured exposure levels. Third-quarter 2011 commercial lines pricing changes on average were slightly positive, improved from a slightly negative level during the second quarter.

•	$7 million increase to $81 million in new business written premiums, rising in both newer and established states.
•	4.5 and 9.5 percentage-point rise in the third-quarter and nine-month combined ratios primarily due to 7.5 and 9.7 point increases in natural catastrophe losses.
•
1.2 percentage-point rise over full year 2010, to 75.7 percent, for nine-month 2011 ratio of accident year losses and loss expenses before catastrophes. Loss ratio improvements from better pricing were offset by the 1.1-point effect of reinsurance reinstatement ceded premiums and 1.9 points from higher new large losses, plus higher weather-related losses not part of an industry-designated catastrophe event.

CINF 3Q11 Earinings Release               5

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Earned premiums	$193	$182	6	$563	$535	5
Fee revenues	-	-	nm	1	1	0
Total revenues	193	182	6	564	536	5

Loss and loss expenses	168	132	27	578	407	42
Underwriting expenses	62	57	9	168	181	(7)
Underwriting loss	$(37)	$(7)	(429)	$(182)	$(52)	(250)

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Loss and loss expenses	87.3%	72.3%	15.0	102.7%	76.0%	26.7
Underwriting expenses	32.4	31.1	1.3	29.9	33.8	(3.9)
Combined ratio	119.7%	103.4%	16.3	132.6%	109.8%	22.8

			Change %			Change %
Agency renewal written premiums	$209	$189	11	$570	$519	10
Agency new business written premiums	25	25	0	73	67	9
Other written premiums	(12)	(6)	(100)	(38)	(19)	(100)
Net written premiums	$222	$208	7	$605	$567	7

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	76.8%	70.0%	6.8	75.2%	68.1%	7.1
Current accident year catastrophe losses	17.6	6.9	10.7	32.9	11.6	21.3
Prior accident years before catastrophe losses	(6.3)	(3.7)	(2.6)	(4.2)	(3.1)	(1.1)
Prior accident years catastrophe losses	(0.8)	(0.9)	0.1	(1.2)	(0.6)	(0.6)
Total loss and loss expenses	87.3%	72.3%	15.0	102.7%	76.0%	26.7

Current accident year combined ratio before catastrophe losses	109.2%	101.1%	8.1	105.1%	101.9%	3.2

•
$14 million or 7 percent growth in third-quarter 2011 personal lines net written premiums and nine-month growth of 7 percent, as increases in renewal and new business written premiums for both periods more than offset $3 million and $18 million of ceded premiums for the three- and nine-month periods to reinstate property catastrophe reinsurance.

•
16.3 and 22.8 percentage-point rise in the third-quarter and nine-month combined ratios primarily due to 10.8- and 20.7- point increases in weather-related catastrophe losses plus lower earned premiums from reinstatement premiums.

•
4.8 percentage-point rise over full year 2010, to 75.2 percent, for nine-month 2011 ratio of accident year losses and loss expenses before catastrophes. Loss ratio improvements from better pricing were offset by the 2.4-point effect of reinsurance reinstatement ceded premiums and higher weather-related losses not part of an industry-designated catastrophe event, including 2.8 points alone from $16 million increase in homeowner wind, hail and lightning losses.

•	3.9 percentage-point improvement in the nine-month underwriting expense ratio was primarily due to higher first-quarter 2010 expenses from provisions for commitments and contingent liabilities.

CINF 3Q11 Earinings Release               6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Earned premiums	$19	$14	36	$51	$36	42

Loss and loss expenses	12	13	(8)	34	35	(3)
Underwriting expenses	6	4	50	16	12	33
Underwriting profit (loss)	$1	$(3)	nm	$1	$(11)	nm

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Loss and loss expenses	62.2%	103.7%	(41.5)	67.3%	101.3%	(34.0)
Underwriting expenses	31.4	26.1	5.3	31.7	30.1	1.6
Combined ratio	93.6%	129.8%	(36.2)	99.0%	131.4%	(32.4)

			Change %			Change %
Agency renewal written premiums	$14	$9	56	$36	$21	71
Agency new business written premiums	9	10	(10)	28	27	4
Other written premiums	(1)	(2)	50	(3)	(5)	40
Net written premiums	$22	$17	29	$61	$43	42

			Pt. Change			Pt. Change
Ratios as a percent of earned premiums:
Current accident year before catastrophe losses	62.7%	104.9%	(42.2)	78.9%	95.9%	(17.0)
Current accident year catastrophe losses	2.5	(0.1)	2.6	3.1	1.7	1.4
Prior accident years before catastrophe losses	(3.0)	(1.1)	(1.9)	(14.8)	3.7	(18.5)
Prior accident years catastrophe losses	0.0	0.0	0.0	0.1	0.0	0.1
Total loss and loss expenses	62.2%	103.7%	(41.5)	67.3%	101.3%	(34.0)

Current accident year combined ratio before catastrophe losses	94.1%	131.0%	(36.9)	110.6%	126.0%	(15.4)

•
$5 million or 29 percent growth in third-quarter 2011 excess and surplus lines net written premiums and nine-month growth of 42 percent, largely driven by the opportunity to renew many accounts for the first time and average renewal price increases in a low- to mid-single-digit range.

•	10 percent decrease and 4 percent increase in new business written premiums for the third quarter and first nine months of 2011, reflecting careful underwriting in an increasingly competitive market.
•
36.2 and 32.4 percentage-point combined ratio improvements for third quarter and first nine months of 2011, primarily due to improved current accident year loss and loss expense ratios and net favorable reserve development on prior accident years.

Life Insurance Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Term life insurance	$27	$25	8	$79	$72	10
Universal life insurance	10	10	0	24	29	(17)
Other life insurance, annuity, and disability income products	6	6	0	20	19	5
Earned premiums	43	41	5	123	120	3
Investment income, net of expenses	34	32	6	101	97	4
Other income	1	-	nm	2	1	100
Total revenues, excluding realized investment gains and losses	78	73	7	226	218	4
Contract holders benefits	49	44	11	138	129	7
Underwriting expenses	19	19	0	49	51	(4)
Total benefits and expenses	68	63	8	187	180	4
Net income before income tax and realized investment gains and losses	10	10	0	39	38	3
Income tax	4	3	33	14	13	8
Net income before realized investment gains and losses	$6	$7	(14)	$25	$25	0

•
$2 million or 5 percent increase in third-quarter 2011 earned premiums, driven by term life insurance, our largest life insurance product line. Three- and nine-month growth rates for term life insurance were similar. Face amount of life policies in force rose to $76.911 billion at September 30, 2011, from $74.124 billion at year-end 2010.

•
$18 million and $107 million in the third-quarter and first nine months of 2011 for fixed annuity deposits received, slowing as planned from $153 million and $201 million in first nine months and full-year periods of 2010. Cincinnati Life does not offer variable or indexed products.

•	$1 million lower three-month profit was primarily due to less favorable mortality experience.
•	$22 million or 3 percent nine-month 2011 growth in shareholders’ equity for The Cincinnati Life Insurance Company, after declaring $25 million in dividends to The Cincinnati Insurance Company.

CINF 3Q11 Earinings Release               7

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Total investment income, net of expenses, pre-tax	$130	$128	2	$393	$388	1
Investment interest credited to contract holders	(21)	(21)	0	(61)	(60)	(2)
Realized investment gains and losses summary:
Realized investment gains and losses	5	151	(97)	110	170	(35)
Change in fair value of securities with embedded derivatives	(4)	5	nm	-	6	nm
Other-than-temporary impairment charges	(3)	(1)	(200)	(33)	(36)	8
Total realized investment gains and losses	(2)	155	nm	77	140	(45)
Investment operations profit	$107	$262	(59)	$409	$468	(13)

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change %	2011	2010	Change %
Investment income:
Interest	$107	$104	3	$319	$318	0
Dividends	24	25	(4)	77	73	5
Other	1	1	0	3	3	0
Investment expenses	(2)	(2)	0	(6)	(6)	0
Total investment income, net of expenses, pre-tax	130	128	2	393	388	1
Income taxes	(32)	(31)	(3)	(97)	(95)	(2)
Total investment income, net of expenses, after-tax	$98	$97	1	$296	$293	1

Effective tax rate	24.7%	24.3%		24.6%	24.4%

Average yield pre-tax	4.6%	4.7%		4.6%	4.7%
Average yield after-tax	3.5%	3.6%		3.5%	3.6%

•
2 percent growth in third-quarter 2011 pre-tax investment income, despite lower dividends reflecting timing of sales and reinvestments in common stocks and variable timing of ex-dividend dates for common stock dividends declared.

•	$303 million or 21 percent third-quarter 2011 decrease in pre-tax unrealized investment portfolio gains, including negative $379 million for the equity portfolio.

(Dollars in millions except share data)	At September 30,	At December 31,
	2011	2010
Balance sheet data
Invested assets	$11,529	$11,508
Total assets	15,412	15,095
Short-term debt	104	49
Long-term debt	790	790
Shareholders' equity	4,786	5,032
Book value per share	29.54	30.91
Debt-to-total-capital ratio	15.7%	14.3%

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Performance measure
Value creation ratio	(3.4)%	7.1%	(0.5)%	9.4%

•	$11.837 billion in consolidated cash and invested assets at September 30, 2011, compared with $11.893 billion at year-end.
•	$8.854 billion bond portfolio at September 30, 2011, with an average rating of A2/A and with a 6 percent rise in fair value during the first nine months of 2011.
•	$2.609 billion equity portfolio was 22.6 percent of invested assets, including $477 million in pre-tax net unrealized gains at September 30, 2011.
•
$3.513 billion of statutory surplus for the property casualty insurance group at September 30, 2011, down $264 million from $3.777 billion at year-end 2010, after declaring $120 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended September 30, 2011, of 0.9-to-1, up from 0.8-to-1 for the 12 months ended December 31, 2010.

•	Value creation ratio of negative 3.4 percent for the third quarter of 2011 is the total of 1.3 percent from shareholder dividends minus 4.7 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

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Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2010 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 24.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

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Cincinnati Financial Corporation

Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	September 30,	December 31,
	2011	2010

Assets
Investments	$11,529	$11,508
Cash and cash equivalents	308	385
Premiums receivable	1,107	1,015
Reinsurance receivable	714	572
Other assets	1,754	1,615
Total assets	$15,412	$15,095

Liabilities
Insurance reserves	$6,700	$6,234
Unearned premiums	1,657	1,553
Deferred income tax	191	260
Long-term debt	790	790
Other liabilities	1,288	1,226
Total liabilities	10,626	10,063

Shareholders' Equity
Common stock and paid-in capital	1,491	1,484
Retained earnings	3,816	3,980
Accumulated other comprehensive income	703	769
Treasury stock	(1,224)	(1,201)
Total shareholders' equity	4,786	5,032
Total liabilities and shareholders' equity	$15,412	$15,095

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues
Earned premiums	$812	$784	$2,367	$2,299
Investment income, net of expenses	130	128	393	388
Realized investment gains and losses	(2)	155	77	140
Fee revenues	1	1	3	3
Other revenues	3	3	8	6
Total revenues	944	1,071	2,848	2,836

Benefits and Expenses
Insurance losses and policyholder benefits	656	575	2,032	1,686
Underwriting, acquisition and insurance expenses	260	258	772	772
Other operating expenses	4	4	14	11
Interest expense	13	13	40	40
Total benefits and expenses	933	850	2,858	2,509

Income Before Income Taxes	11	221	(10)	327

Provision (Benefit) for Income Taxes	(8)	65	(42)	76

Net Income	$19	$156	$32	$251

Per Common Share:
Net income—basic	$0.12	$0.95	$0.20	$1.54
Net income—diluted	$0.12	$0.95	$0.20	$1.53

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Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2011 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Value creation ratio
End of period book value	$29.54	$30.80	$29.54	$30.80
Less beginning of period book value	31.01	29.13	30.91	29.25
Change in book value	(1.47)	1.67	(1.37)	1.55
Dividend declared to shareholders	0.4025	0.40	1.2025	1.19
Total contribution to value creation ratio	$(1.07)	$2.07	$(0.17)	$2.74

Contribution to value creation ratio from change in book value*	(4.7)%	5.7%	(4.4)%	5.3%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.4	3.9	4.1
Value creation ratio	(3.4)%	7.1%	(0.5)%	9.4%

*    Change in book value divided by the beginning of period book value
**   Dividend declared to shareholders divided by beginning of period book value

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Cincinnati Financial Corporation
Net Income Reconciliation

(In millions except per share data)	Three months ended	Nine months ended
	September 30, 2011	September 30, 2011
Net income	$19	$32
Net realized investment gains and losses	(1)	50
Operating income (loss)	20	(18)
Less catastrophe losses	(59)	(275)
Operating income before catastrophe losses	$79	$257

Diluted per share data:
Net income	$0.12	$0.20
Net realized investment gains and losses	(0.01)	0.30
Operating income (loss)	0.13	(0.10)
Less catastrophe losses	(0.37)	(1.69)
Operating income before catastrophe losses	$0.50	$1.59

Property Casualty Reconciliation

	Three months ended September 30, 2011
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$791	$547	$222	$22
Unearned premiums change	(22)	10	(29)	(3)
Earned premiums	$769	$557	$193	$19

Statutory ratio:
Statutory combined ratio	110.2%	109.4%	114.7%	92.9%
Contribution from catastrophe losses	12.0	10.7	16.8	2.5
Statutory combined ratio excluding catastrophe losses	98.2%	98.7%	97.9%	90.4%

Commission expense ratio	18.2%	18.1%	17.6%	25.1%
Other expense ratio	12.9	14.5	9.8	5.6
Statutory expense ratio	31.1%	32.6%	27.4%	30.7%

GAAP ratio:
GAAP combined ratio	110.6%	107.9%	119.7%	93.6%
Contribution from catastrophe losses	12.0	10.7	16.8	2.5
Prior accident years before catastrophe losses	(9.2)	(10.4)	(6.3)	(3.0)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	107.8%	107.6%	109.2%	94.1%

	Nine months ended September 30, 2011
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$2,338	$1,672	$605	$61
Unearned premiums change	(94)	(42)	(42)	(10)
Earned premiums	$2,244	$1,630	$563	$51

Statutory ratio:
Statutory combined ratio	116.1%	111.4%	131.5%	97.4%
Contribution from catastrophe losses	18.9	14.9	31.7	3.2
Statutory combined ratio excluding catastrophe losses	97.2%	96.5%	99.8%	94.2%

Commission expense ratio	18.2%	18.1%	18.1%	24.1%
Other expense ratio	13.3	14.5	10.7	6.0
Statutory expense ratio	31.5%	32.6%	28.8%	30.1%

GAAP ratio:
GAAP combined ratio	116.8%	111.9%	132.6%	99.0%
Contribution from catastrophe losses	18.9	14.9	31.7	3.2
Prior accident years before catastrophe losses	(9.9)	(11.8)	(4.2)	(14.8)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	107.8%	108.8%	105.1%	110.6%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.  Ratios are calculated based on whole dollar amounts.

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